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           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 4, 1995 relating to the financial statements of Level Best Golf, Inc. as of September 30, 1995, and the reference to our firm under the caption "EXPERTS" in the Registration Statement.


                                       /s/ Winter, Scheifley & Associates, P.C.
                                       Winter, Scheifley & Associates, P.C.
                                       Certified Public Accountants

May 23, 1996
Englewood, Colorado